Exhibit 5.1

O. 702.949.8200
3993 Howard Hughes Parkway
Suite 600
Las Vegas, NV 89169
lewisroca.com

June 1, 2023

Riot Platforms, Inc.

202 6th Street, Suite 401

Castle Rock, CO 80104

RE:	Registration Statement on Form S-3ASR (File No. 333-259212); 70,165 shares of Common Stock, no par value

Ladies and Gentlemen:

We have acted as special Nevada counsel to Riot Platforms, Inc., a Nevada corporation (the “Company”), in connection with the resale from time to time by the selling stockholders named in the Prospectus Supplement (as defined below) of 70,165 shares of common stock, no par (the “Shares”).  The resale of the Shares is being registered pursuant to a registration statement on Form S-3ASR under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on August 31, 2021 (File No. 333-259212) (the “Registration Statement”), a base prospectus dated August 31, 2021 included in the Registration Statement at the time it originally became effective (the “Base Prospectus”), a prospectus supplement dated December 1, 2021 filed with the Commission pursuant to Rule 424(b) under the Act (the “prior prospectus supplement”), a prospectus supplement dated June 1, 2023 filed with the Commission pursuant to Rule 424(b) under the Act (the “Prospectus Supplement”, and together with the Base Prospectus and the prior prospectus supplement, the “Prospectus”).

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the issue of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon corporate records, certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the Corporation Law of the State of Nevada, Nevada Revised Statutes Chapter 78 (“Nevada Corporation Law”) and the laws of the United States of America, and we express no opinion with respect to any other laws, including any state securities or “blue sky” laws or regulations.

In rendering the opinion as set forth below, we have assumed: (a) the authenticity of all documents submitted to us as originals; (b) the conformity to the originals of all documents submitted to us as copies; (c) the genuineness of all signatures; (d) the legal capacity of natural persons; (e) the truth, accuracy, and completeness of the factual statements contained in all of such

Riot Platforms, Inc.
June 1, 2023

documents; (f) the legal, valid, and binding effect of all such documents on the parties thereto; (g) that the Company will act in accordance with its representations and warranties as set forth in the documents; (h) all Shares will be issued and sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement; (i) each person executing relevant documents (other than persons executing documents on behalf of Company) has the legal capacity and authority to do so; and (j) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective, and no stop order suspending its effectiveness will have been issued and remain in effect.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, the Shares have been duly authorized by all necessary corporate action of the Company and are validly issued, fully paid and nonassessable.

In rendering the foregoing opinion, we have assumed that the Company will comply with any and all applicable notice requirements regarding uncertificated shares pursuant to the Nevada Corporation Law.  This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention, or changes in law that occur, that could affect the opinions contained herein.

This opinion is for your benefit in connection with the sale of the Shares subject to the Prospectus Supplement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as exhibit 5.1 to the Company’s Current Report on Form 8-K dated June 1, 2023 and to the reference to our firm contained in the Prospectus Supplement under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/Lewis Roca Rothgerber Christie LLP
Lewis Roca Rothgerber Christie LLP